UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 ANSYS Drive
Canonsburg, PA 15317

(Address of principal executive offices)

Registrant’s telephone number, including area code (844) 462-6797

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANSS	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 17, 2025 (the “Closing Date”), ANSYS, Inc., a Delaware corporation (the “Company”), Synopsys, Inc., a Delaware corporation (“Synopsys”), and ALTA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys (“Merger Sub”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of January 15, 2024 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Synopsys and Merger Sub. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Synopsys. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the Merger, the Company repaid all obligations outstanding under, and terminated, the Credit Agreement, dated as of June 30, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, each lender from time to time party thereto, PNC Bank, National Association, as administrative agent, swing line lender and an issuer of letters of credit, and the other issuers of letters of credit from time to time party thereto. The Company did not incur any penalties in connection with its prepayment of the outstanding obligations or termination of the remaining commitments.

Prior to its termination, the Credit Agreement provided for a $755 million unsecured term loan facility and a $500 million unsecured revolving facility, each of which would have matured on June 30, 2027.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and in Items 1.02, 3.01, 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain exceptions) was converted into the right to receive (i) 0.3399 (the “Exchange Ratio”) of a share of common stock, par value $0.01 per share, of Synopsys (the “Synopsys Common Stock”) (the “Stock Consideration”) and (ii) $199.91 in cash, without interest (the “Per Share Cash Amount,” and in the aggregate, the “Cash Consideration”), subject to applicable withholding taxes (the foregoing clauses (i) and (ii), collectively, the “Merger Consideration”). Because the aggregate number of shares of Synopsys Common Stock to be issued in connection with the Merger would have exceeded 19.9999% of the shares of Synopsys Common Stock issued and outstanding immediately prior to the Effective Time (the “Maximum Share Number”), (a) the Exchange Ratio was, pursuant to the terms of the Merger Agreement, reduced from the Exchange Ratio previously reported to the minimum extent necessary to ensure that the aggregate number of shares of Synopsys Common Stock issued in connection with the Merger did not exceed the Maximum Share Number and (b) the Per Share Cash Amount was, pursuant to the terms of the Merger Agreement, correspondingly increased from the Per Share Cash Amount previously reported to offset such adjustment. No fractional shares of Synopsys Common Stock will be issued in connection with the Merger, and Company stockholders will receive cash in lieu of any fractional shares, as specified in the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each in-the-money option to purchase shares of Company Common Stock that was held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider of the Company or its subsidiaries (each, a “Specified Option”) was canceled and extinguished, and the holder thereof became entitled to receive an amount in cash as specified in the Merger Agreement and (ii) each out-of-the-money option held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider to the Company or any of its subsidiaries (a “Canceled Option”) was canceled and extinguished for no consideration.

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Company Common Stock that was not a Specified Option or a Canceled Option was assumed by Synopsys and converted into an option to purchase, on the same terms and conditions as were applicable under such option, a number of shares of Synopsys Common Stock (rounded down to the nearest whole share) based on a conversion ratio equal to the sum of the Exchange Ratio plus the quotient obtained by dividing the Per Share Cash Amount by the volume weighted average trading price of Synopsys Common Stock for the five consecutive trading days ending on July 16, 2025 (the “Conversion Ratio”).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Company restricted stock unit (“RSU”) that (i) was vested but not yet settled as of immediately prior to the Effective Time, (ii) was outstanding as of immediately prior to the Effective Time and was granted to a non-employee member of the Company’s board of directors, (iii) vested effective as of the Effective Time in accordance with its terms, or (iv) was outstanding and not forfeited in accordance with its terms immediately prior to the Effective Time and held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider to the Company or its subsidiaries (each, a “Specified RSU”) was canceled and extinguished, and the holder thereof became entitled to receive (x) the Merger Consideration on the same terms and conditions as outstanding shares of Company Common Stock and (y) an amount in cash equal to any accrued but unpaid dividend with respect to each RSU, with the number of shares of Company Common Stock subject to those RSUs that are performance-based to be determined based on the attainment of applicable performance metrics specified in the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, each unvested RSU that was not a Specified RSU was converted into that number of Synopsys RSUs, rounded to the nearest whole share, equal to the product of (i) the number of shares of Company Common Stock subject to such RSU (and, for RSUs that are performance-based, such number of shares of Company Common Stock based on the attainment of the applicable performance metrics specified in the Merger Agreement), including any accrued but unpaid dividend thereon, multiplied by (ii) the Conversion Ratio. Any converted RSU will be subject to the same terms and conditions as were applicable to the underlying RSU immediately prior to the Effective Time, provided that for any RSU that was performance-based, the performance metrics applicable to such RSU do not apply following the Effective Time.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on July 17, 2025, of the consummation of the Merger and the conversion of the outstanding Company Common Stock into the right to receive the Merger Consideration. The Company requested that Nasdaq (i) suspend trading of the Company Common Stock on Nasdaq prior to the opening of trading on the Closing Date, (ii) withdraw the Company Common Stock from listing on Nasdaq and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Company Common Stock is no longer listed on Nasdaq and to apply for the deregistration of the Company Common Stock under Section 12(b) of the Exchange Act. As a result, the Company Common Stock, which previously traded under the symbol “ANSS,” will no longer be listed on Nasdaq, effective as of July 17, 2025.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act, and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, at the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically canceled and converted into the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement. Accordingly, at the Effective Time, holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger and pursuant to the Merger Agreement, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Synopsys. Synopsys funded the cash consideration through a combination of its cash on hand and debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger and pursuant to the Merger Agreement, as of the Effective Time, each of the members of the Company’s Board of Directors as of immediately prior to the Effective Time resigned and ceased to be directors of the Company and members of any committee or subcommittee of the Company’s Board of Directors, and the directors of Merger Sub as of immediately prior to the Effective Time became the directors of the Company.

As of the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of January 15, 2024, by and among Synopsys, Inc., ANSYS, Inc., and ALTA Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ANSYS, Inc. with the SEC on January 16, 2024).

3.1	Restated Certificate of Incorporation of ANSYS, Inc.

3.2	Amended and Restated Bylaws of ANSYS, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ANSYS, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	ANSYS, INC.

	By:	/s/ Janet Lee
Name: Janet Lee
Title: President, Treasurer, and Secretary